Exhibit 32.1
CERTIFICATION OF
CHARLES FABRIKANT, PRINCIPAL EXECUTIVE OFFICER
OF SEABULK INTERNATIONAL, INC.
(a wholly-owned subsidiary of SEACOR Holdings Inc.)
PURSUANT TO 18 U.S.C. § 1350 AND EXCHANGE ACT RULE 13a-14(b)
     The undersigned, being the Principal Executive Officer of Seabulk International, Inc. (a wholly-owned subsidiary of SEACOR Holdings Inc.) (the “Company”), does hereby certify that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ CHARLES FABRIKANT
Name:	Charles Fabrikant
Date: November 14, 2005

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